UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2016

Assurant, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-31978

DE	39-1126612
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

28 Liberty Street, 41st Floor

New York, New York 10005

(Address of principal executive offices, including zip code)

(212) 859-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Estimated Reportable Catastrophe Losses for Fourth Quarter 2016

Assurant, Inc. (“Assurant”) announced that as of Dec. 30, 2016, the company now expects to record approximately $66 million pre-tax of reportable fourth quarter 2016 catastrophe losses, net of reinsurance, or $43 million after-tax, all related to Hurricane Matthew. Reportable catastrophe losses for Assurant include individual Insurance Services Office (ISO) defined catastrophic events in which losses exceed $5 million pre-tax, net of reinsurance. This event included wind and flooding with losses spread across North and South Carolina, Florida, Georgia, Virginia and the Bahamas.

Settlement Agreements Related to Lender-Placed Market Conduct Examinations

Assurant also announced that it reached agreement with the relevant regulators on the settlement of the previously disclosed lender-placed insurance multistate targeted market conduct examination authorized by the National Association of Insurance Commissioners (the “multistate agreement”) and a separate agreement with the Minnesota Department of Commerce to settle its lender-placed insurance market conduct examination (together, with the multistate agreement, the “agreements”). The effectiveness of the multistate agreement is subject to the fulfillment of certain conditions, including the acceptance by states representing a specified aggregate level of lender-placed insurance premium during the examination period, and the taking effect of a similar agreement with another significant carrier in the lender-placed market. The company believes both conditions will likely be fulfilled in the first half of 2017.

The agreements resolve outstanding regulatory matters related to lender-placed insurance within the scope of the examinations and will align lender-placed business practices with procedures already implemented across much of Assurant’s lender-placed business. Once the agreements take effect, Assurant will pay approximately $85 million to the participating jurisdictions for examination, compliance and monitoring costs, no part of which shall constitute a fine or penalty; this is expected to result in an approximate $30 million pre-tax charge, or $20 million after-tax, in the fourth quarter of 2016; the balance of the settlement payments are covered by previously established reserves.

In accordance with the multistate market conduct examination settlement, Assurant also will re-file its lender-placed insurance rates at least once every four years, and modify certain lender-placed business practices to which other significant providers in the lender-placed market will also be subject. Assurant expects the state insurance regulatory agency also to impose similar requirements and restrictions on other existing writers of lender-placed insurance and future entrants.

Cautionary Note Regarding Forward-Looking Statements. Some of the statements included in this filing, particularly estimated reportable catastrophe losses and estimated charges related to the multistate and Minnesota agreements, may be forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s best estimates, assumptions and projections and are subject to significant uncertainties. Assurant undertakes no obligation to update any forward-looking statements as a result of new information or future events or developments. For a detailed discussion of the general risk factors that could affect our results, please refer to the risk factors identified in our annual and periodic reports, including but not limited to our 2015 Annual Report on Form 10-K and our First Quarter Report on Form 10-Q, as filed with the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Assurant, Inc.

By:	/s/ Bart R. Schwartz
Bart R. Schwartz
Executive Vice President, Chief Legal Counsel and Secretary

Date: December 30, 2016